POWER OF ATTORNEY

     We, the undersigned directors of Questar Pipeline Company, hereby severally constitute A. J. Marushack and W. F. Edwards, and each of them acting alone, our true and lawful attorneys, with full power to them and each of them to sign for us, and in our names in the capacities indicated below, the Annual Report on Form 10-K for 1993 and any and all amendments to be filed with the Securities and Exchange Commission by Questar Pipeline Company, hereby ratifying and confirming our signatures as they may be signed by the attorneys appointed herein to the Annual Report on Form 10-K for 1993 and any and all amendments to such Report.

     Witness our hands on the respective dates set forth below.


     Signature                      Title             Date


 /s/ R. D. Cash             Chairman of the Board     2-8-94
R. D. Cash



 /s/ A. J. Marushack          President & Chief      2-8-94
A. J. Marushack               Executive Officer



 /s/ W. F. Edwards                Director           2-8-94
W. F. Edwards



 /s/ U. E. Garrison               Director           2-8-94
U. E. Garrison



 /s/ Neal A. Maxwell              Director           2-8-94
Neal A. Maxwell



 /s/ Mary Mead                    Director            2-8-94
Mary Mead